EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-235769 of Fiserv, Inc. on Form S-8 of our report dated June 29, 2021, relating to the financial statements and supplemental schedules of the Fiserv 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of Fiserv 401(k) Savings Plan as of December 31, 2020 and 2019 and for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
June 29, 2021